UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2005

SONTRA MEDICAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	000-23017	41-1649949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Forge Parkway

Franklin, Massachusetts 02038

(Address of Principal Executive Offices) (Zip Code)

(508) 553-8850

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 28, 2003, Sontra Medical Corporation (the “Company”) and Bayer Diagnostics Division of Bayer Healthcare LLC (“Bayer”) executed a definitive license agreement pursuant to which the Company granted to Bayer an exclusive worldwide right and license of the Company’s intellectual property rights to make, have made, use, import and sell a continuous non-invasive glucose monitoring system utilizing ultrasonic techniques.

Pursuant to the terms of the license agreement, the Company and Bayer are currently in the process of finalizing the terms of an agreement related to the continued joint development of a continuous non-invasive glucose monitoring system utilizing ultrasonic techniques. Such agreement is expected to define joint product development activities and deliverables, research & development funding obligations, milestones and milestone payments, including the $3 million milestone payment upon completion of Phase 1 of Bayer’s development process.

The Company expects to execute the agreement during the fourth quarter of fiscal 2005 and will make an announcement upon such execution.

For detailed information about factors that could cause actual results to differ materially from those described above, please refer to the Company’s most recent Quarterly Report on Form 10-QSB on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sontra Medical Corporation

Date: September 28, 2005	By:	/s/ Sean F. Moran
Sean F. Moran
Chief Financial Officer
(Principal Financial and Accounting Officer)